Exhibit 23.2

PricewaterhouseCoopers
ABN 52 780 433 757

Darling Park Tower 2
201 Sussex Street
GPO BOX 2650
SYDNEY NSW 1171
DX 77 Sydney
Australia
www.pwc.com/au
Telephone +61 2 8266 0000
Facsimile +61 2 8266 9999

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated December 05, 2006 relating to the financial statements and financial statement schedule, which appears in Pharmaxis Ltd’s Annual Report on Form 20-F for the year ended June 30, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers

Sydney Australia
February 19, 2007.

Liability limited by a scheme approved under Professional Standards Legislation